UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2022

Nasdaq, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38855	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 W. 42nd Street, New York, New York	10036
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NDAQ	The Nasdaq Stock Market
0.900% Senior Notes due 2033	NDAQ33	The Nasdaq Stock Market
0.875% Senior Notes due 2030	NDAQ30	The Nasdaq Stock Market
1.75% Senior Notes due 2029	NDAQ29	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of New Director

On July 19, 2022, Mr. Johan Torgeby was elected to the Board of Directors (the “Board”) of Nasdaq, Inc. (“Nasdaq”), effective immediately. Nasdaq’s Board has determined that Mr. Torgeby is an independent director. Mr. Torgeby will serve on the Finance Committee of the Board. Mr. Torgeby was not selected as a director pursuant to any arrangements or understandings with Nasdaq or with any other person.

As a non-employee director, Mr. Torgeby will be compensated for his services pursuant to Nasdaq’s Board Compensation Policy, as amended and restated on June 16, 2021 and filed as Exhibit 10.1 to Nasdaq’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

Mr. Torgeby is the President and Chief Executive Officer of Skandinaviska Enskilda Banken AB (“SEB”), a Nordic financial services group listed on Nasdaq Stockholm that offers banking services in Sweden and the Baltic countries. In the ordinary course of business, Nasdaq has from time to time entered into various transactions with SEB. SEB paid Nasdaq approximately $5.6 million in 2022, and approximately $10.1 million in 2021, for various products and services, and Nasdaq paid SEB approximately $760,000 in 2022, and approximately $1.5 million in 2021, for cash account, credit and FX trading services. SEB is also one of several lenders for certain of Nasdaq’s credit facilities, with such loans made in the ordinary course and on substantially the same terms as those for comparable loans. As of July 19, 2022, Nasdaq had no amounts outstanding under such facilities. In addition, SEB acted as an underwriter for Nasdaq’s bond offering in July 2021 and as a passive manager for Nasdaq’s bond offering in March 2022.

A copy of the press release announcing Mr. Torgeby’s appointment to the Board of Directors is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

99.1	Press release dated July 21, 2022.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2022	NASDAQ, INC.

	By:	/s/ John A. Zecca
	Name:	John A. Zecca
	Title:	Executive Vice President and Chief Legal Officer